UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2018

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34465 001-31441	20-1764048 23-2872718
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices) (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether either registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if either registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                   Entry into a Material Definitive Agreement

Amendment No. 2 to the Select Credit Agreement

On October 26, 2018, Select Medical Corporation (“Select”) and Select Medical Holdings Corporation (“Holdings”) entered into Amendment No. 2 (the “Select Amendment”) to that certain Credit Agreement, dated as of March 6, 2017, by and among Holdings, Select, the lenders and issuing banks party thereto from time to time and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent and collateral agent (as amended by Amendment No. 1, dated as of March 22, 2018, and the Select Amendment, the “Select Credit Agreement”). Among other things, the Select Amendment decreases the applicable interest rate:

•                  in the case of the $1.13 billion Tranche B term loans, from the Adjusted LIBO Rate plus a percentage ranging from 2.50% to 2.75% to the Adjusted LIBO Rate plus a percentage ranging from 2.25% to 2.50%, or from the Alternative Base Rate plus a percentage ranging from 1.50% to 1.75% to the Alternative Base Rate plus a percentage ranging from 1.25% to 1.50%, in each case subject to a specified Total Net Leverage Ratio; and

•                  in the case of the $450 million revolving credit facility, from the Adjusted LIBO Rate plus a percentage ranging from 2.50% to 2.75% to the Adjusted LIBO Rate plus a percentage ranging from 2.25% to 2.50%, or from the Alternative Base Rate plus a percentage ranging from 1.50% to 1.75% to the Alternative Base Rate plus a percentage ranging from 1.25% to 1.50%, in each case subject to a specified Total Net Leverage Ratio.

Amendment No. 4 to the Concentra First Lien Credit Agreement

On October 26, 2018, Concentra Inc. entered into Amendment No. 4 (the “Concentra Amendment”) to that certain First Lien Credit Agreement, dated June 1, 2015, by and among Concentra Inc., MJ Acquisition Corporation, Concentra Holdings, Inc., JPMorgan, as administrative agent and collateral agent, and the other lenders party thereto (as amended by Amendment No. 1, dated as of September 26, 2016, Amendment No. 2, dated as of March 20, 2017, and Amendment No. 3, dated as of February 1, 2018, and the Concentra Amendment, the “Concentra First Lien Credit Agreement”). Among other things, the Concentra Amendment amends the applicable interest rate:

•                  in the case of the $1.17 billion Tranche B-1 term loans, from the Adjusted LIBO Rate plus 2.75% to the Adjusted LIBO Rate plus a percentage ranging from 2.50% to 2.75%, or from the Alternate Base Rate plus 1.75% to the Alternate Base Rate plus a percentage ranging from 1.50% to 1.75%, in each case subject to a specified credit rating; and

•                  in the case of the $75 million revolving credit facility, from the Adjusted LIBO Rate plus a percentage ranging from 2.75% to 3.00% to the Adjusted LIBO Rate plus a percentage ranging from 2.25% to 2.50%, or from the Alternate Base Rate plus a percentage ranging from 1.75% to 2.00% to the Alternate Base Rate plus a percentage ranging from 1.25% to 1.50%, in each case subject to a specified First Lien Net Leverage Ratio.

For the purposes of the Select Credit Agreement and the Concentra First Lien Credit Agreement:

“Adjusted LIBO Rate” is defined as, with respect to any interest period, the London Interbank Offered Rate for such interest period, adjusted for any applicable statutory reserve requirements.

“Alternate Base Rate” is defined as the greatest of (a) the JPMorgan’s prime rate, (b) the NYFRB rate plus 1/2 of 1.00% and (c) the Adjusted LIBO Rate for an interest period of one month plus 1.00%.

As amended, the Adjusted LIBO Rate and Alternate Base Rate under each of the Select Credit Agreement and the Concentra First Lien Credit Agreement are no longer subject to a previously applicable floor.

A copy of the Select Amendment and the Concentra Amendment are included as Exhibit 10.1 and Exhibit 10.2 of this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the Select Amendment and the Concentra Amendment do not purport to be complete and are qualified in its entirety by reference to the full text of the Select Amendment and Concentra Amendment.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Amendment No. 2, dated October 26, 2018, to the Credit Agreement, dated March 6, 2017, by and among Select Medical Holdings Corporation, Select Medical Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other lenders and issuing banks party thereto, as amended by Amendment No. 1, dated as of March 22, 2018.

10.2

Amendment No. 4, dated October 26, 2018, to the First Lien Credit Agreement, dated as of June 1, 2015, among Concentra Holdings Inc., MJ Acquisition Corporation, Concentra Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative and Collateral Agent, as amended by Amendment No. 1, dated as of September 26, 2016, Amendment No. 2, dated as of March 20, 2017 and Amendment No. 3, dated February 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

Date: October 31, 2018	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary